Exhibit 99.1

September 26, 2016

Newcastle Announces New Executive Leadership Team to Accelerate Growth of Golf Business – Growth Will be Fueled by Receipt of Approximately $110 Million Legacy Real Estate Debt Repayment

New York – Newcastle Investment Corp. (NYSE:NCT; “Newcastle,” the “Company”) today announced a new executive leadership team designed to help execute Newcastle’s strategic priorities in its traditional golf business and Drive Shack, an innovative global golf entertainment company.  The Company also announced that, on September 23, 2016, Newcastle received $110 million in repayment of a legacy real estate loan as a result of the closing of the sale of Abercrombie & Kent, the world’s foremost luxury travel company, which supported the obligations under the loan.  The Company intends to apply these proceeds to fund a portion of its growth strategy.

“I am excited to announce Newcastle’s new executive leadership team.  They are a dynamic, highly skilled group of executives,” said Chairman of Newcastle’s board of directors, Wesley R. Edens.  “This is a natural and organic evolution for the Company as we continue to successfully execute our previously announced strategy to monetize our legacy real estate debt portfolio and reinvest these proceeds to develop our traditional golf business and Drive Shack.”

Effective today, Newcastle’s executive leadership team comprises:

•	Sarah L. Watterson – Chief Executive Officer and President.

•	Lawrence A. Goodfield, Jr. – Chief Financial Officer, Chief Accounting Officer and Treasurer.

•	Sara A. Yakin – Chief Operating Officer.

“I want to thank Ken Riis and the prior management team for their exemplary dedication to Newcastle,” said Mr. Edens.  “Ken’s leadership has been instrumental in preparing the Company for this next exciting chapter, and we look forward to his continued service as a member of our board of directors.”

CONFERENCE CALL

Newcastle’s management will host a conference call on Tuesday, September 27, 2016 at 9:00 A.M. Eastern Time.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Investor Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, October 11, 2016 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “87993563.”

September 26, 2016

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s intent to continue to successfully execute the previously announced strategy to monetize its legacy real estate debt portfolio and reinvest such proceeds to develop its traditional golf business and Drive Shack, and the Company’s intent to fund part of this strategy with funds recently received from an approximately $110 million repayment of a portion of its legacy real estate debt portfolio.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets, including traditional and innovative golf assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

For more information on our new executive leadership team, please visit Newcastle’s website at www.newcastleinv.com.

Newcastle Investment Corp.
Investor Relations
 212-479-3195

Source: Newcastle Investment Corp.